Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated November 14, 2025 relating to the Common Stock, $0.0001 par value, of InspireMD, Inc. shall be filed on behalf of the undersigned.

PARKMAN HEALTHCARE PARTNERS LLC By: /s/ Gregory Martinez
Name: Gregory Martinez
Title: Managing Member

PARKMAN HEALTHCARE PARTNERS HOLDINGS LP By: /s/ Gregory Martinez
Name: Gregory Martinez
Title: Managing Member

PARKMAN HEALTHCARE PARTNERS HOLDINGS GP LLC By: /s/ Gregory Martinez
Name: Gregory Martinez
Title: Managing Member

GREGORY MARTINEZ By: /s/ Gregory Martinez